                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      TRIMARK HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                             TRIMARK HOLDINGS, INC.
                                2644 30TH STREET
                      SANTA MONICA, CALIFORNIA 90405-3009
                                 (310) 314-2000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 22, 1996

                            ------------------------

TO THE STOCKHOLDERS OF TRIMARK HOLDINGS, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the "Meeting") of Trimark Holdings, Inc., a Delaware corporation (the "Company") will be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on Friday, November 22, 1996 at 9:00 a.m., for the following purposes, all as set forth in the attached Proxy Statement.

    1. ELECTION OF DIRECTORS. To elect five persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1997.

    3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

    Stockholders of record at the close of business on September 30, 1996 are entitled to notice of and to vote at the Meeting. In compliance with Section 219 of the General Corporation Law of the State of Delaware, a list of the stockholders entitled to vote at the Meeting will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company. The list of stockholders will be available for examination at the site of the Meeting on the Meeting date from 8:30 o'clock a.m. until adjournment of the Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Date: October 18, 1996

                             TRIMARK HOLDINGS, INC.
                                2644 30TH STREET
                      SANTA MONICA, CALIFORNIA 90405-3009
                                 (310) 314-2000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 22, 1996

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trimark Holdings, Inc., a Delaware corporation (the "Company"), for use at its annual meeting of stockholders (the "Meeting") to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California, on Friday, November 22, 1996 at 9:00 a.m. and at any and all adjournments thereof. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy will be mailed to stockholders on or about October 31, 1996.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. To elect five persons to the Board of Directors to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1997.

    3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

REVOCABILITY OF PROXIES

    A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It also may be revoked by attendance at the Meeting and an election to vote in person. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) "FOR" the election of the nominees for director set forth herein; and (ii) "FOR" the proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1997. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. If, however, any other matters properly are presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

COSTS OF SOLICITATION OF PROXIES

    This solicitation of Proxies is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only stockholders of record at the close of business on September 30, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 4,247,731 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), outstanding, excluding shares held by the Company as treasury stock. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock known to the Company at August 1, 1996, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below. A quorum at the meeting is a majority of the outstanding shares of Common Stock, and each stockholder shall have one vote for each share registered in such stockholder's name on the books of the Company except that, as the result of the application of certain provisions of the California Corporations Code arising out of uncertainty as to the number of beneficial owners of Common Stock as of the Record Date, in the election of Directors addressed by Proposal No. 1, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (five). All such votes may be cast for a single candidate or distributed among any or all the candidates as the stockholder sees fit. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. The affirmative vote of a majority of all shares represented and voting at the Meeting is required for approval of Proposal No. 2.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of Common Stock owned as of August 1, 1996 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director (and nominee for director); (iii) each executive officer named in the Summary Compensation Table herein; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, (i) the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable; and (ii) the business address of each such person is c/o the Company, 2644 30th Street, Santa Monica, California 90405-3009.

                                                                   NUMBER OF SHARES
                                                                     BENEFICIALLY       PERCENT
NAME                                                                     OWNED          OF CLASS
-----------------------------------------------------------------  -----------------  ------------
Directors and Executive Officers
  Mark Amin (1)..................................................       1,529,042(2)        35.4%
  Richard S. Reisberg............................................          40,000(3)       *
  Gordon Stulberg................................................          11,800(4)       *
  Johan A. Wassenaar.............................................         157,547            3.7%
  Barry M. Barnholtz.............................................         341,219(5)         8.0%
  Matthew H. Saver (6)...........................................           4,000(7)       *
  Tofigh Shirazi (8).............................................           4,762(9)       *
  Tim Swain......................................................          49,875(10)        1.2%
  Andrew Hersh...................................................               0            0.0%
  Sergio Aguero..................................................          49,000(11)        1.1%
  Directors and Executive Officers as a group (11 persons).......       2,249,245(12)       49.6%

Beneficial Owners
  Reza Amin (1)..................................................         571,316(13)       13.4%
  Heartland Advisors, Inc. (14)..................................         866,200(15)       20.4%

------------------------

  * Represents less than 1% of the 4,247,731 shares of Common Stock outstanding on August 1, 1996.

 (1) Mark Amin and Reza Amin are brothers.

 (2) Mark Amin disclaims beneficial ownership of 66,390 of these shares which he holds as trustee of a trust for the benefit of certain family members. Includes options to purchase 66,667 shares which are currently exercisable or will become exercisable by October 1, 1996.

 (3) Reflects options to purchase 40,000 shares which are currently exercisable or will become exercisable by October 1, 1996.

 (4) Includes options to purchase 10,000 shares which are currently exercisable or will become exercisable by October 1, 1996.

 (5) Includes options to purchase 6,667 shares which are currently exercisable or will become exercisable by October 1, 1996.

 (6) The address of Mr. Saver is c/o Myman, Abell, Fineman & Greenspan, 11777 San Vicente Boulevard, Suite 880, Los Angeles, California 90049.

 (7) Reflects options to purchase 4,000 shares which are currently exercisable or will become exercisable by October 1, 1996.

 (8) The address of Mr. Shirazi is 3621 West Alabama, Suite 200, Houston, Texas 77027.

 (9) Includes options to purchase 4,000 shares which are currently exercisable or will become exercisable by October 1, 1996.

(10) Includes options to purchase 46,500 shares which are currently exercisable or will become exercisable by October 1, 1996.

(11) Reflects options to purchase 49,000 shares which are currently exercisable or will become exercisable by October 1, 1996.

(12) Includes options to purchase 288,834 shares which are currently exercisable or will become exercisable by October 1, 1996.

(13) Reza Amin disclaims beneficial ownership of 132,780 of these shares which he holds as trustee of a trust for the benefit of certain family members.

(14) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

(15) As reported in Amendment No. 5 to Schedule 13G dated February 9, 1996, filed by Heartland Advisors, Inc., reflecting ownership as of December 31, 1995. Heartland Advisors, Inc. reported that it had sole power to vote 682,500 shares and sole power to dispose or to direct the disposition of 866,200 shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS OF THE COMPANY

    The By-Laws of the Company provide that the number of directors shall be not less than three nor more than seven. The number of directors currently is fixed at five. There are no vacancies on the Board.

    The persons named below, each of whom is currently a member of the Board of Directors of the Company, have been nominated for election by the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the event that any of the nominees should become unavailable for election as a director it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected to office.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following table sets forth certain information, as of October 1, 1996, with respect to each person who has been nominated by the Board of Directors for election as a director.

                                                                                        YEAR FIRST
                                     POSITIONS WITH THE COMPANY                         ELECTED OR
                                      AND PRINCIPAL OCCUPATION                          APPOINTED A
NAME                                  FOR PAST FIVE YEARS (1)                     AGE    DIRECTOR
------------------  ------------------------------------------------------------  ---   -----------
Mark Amin           Chairman of the Board since November 1988, and Chief          46       1984(1)
                      Executive Officer since January 1994; President from
                      January until September 1994

Johan A. Wassenaar  Vice Chairman and Secretary since March 1990                  65       1984(1)

Gordon Stulberg     Former Chairman of the Board of Philips Interactive Media     72       1991
                      International (an interactive compact disc development
                      venture of companies) and was Chairman of the Board from
                      1986 to September 1993; President of PolyGram Pictures
                      since 1980; and a consultant to Cox Enterprises since 1985

                                                                                        YEAR FIRST
                                     POSITIONS WITH THE COMPANY                         ELECTED OR
                                      AND PRINCIPAL OCCUPATION                          APPOINTED A
NAME                                  FOR PAST FIVE YEARS (1)                     AGE    DIRECTOR
------------------  ------------------------------------------------------------  ---   -----------
Matthew H. Saver    Of Counsel to the law firm of Myman, Abell, Fineman &         43       1994(1)
                      Greenspan since 1994; Chief Operating Officer of
                      Lightstorm Entertainment, Inc. (a motion picture
                      production company) from 1992 to 1993; attorney at the law firm of Rosenfeld, Meyer & Susman, LLP, the Company's
                      outside counsel, from 1978 to 1992

Tofigh Shirazi      Founder and president of Intercontinental United Investors    43       1994
                      Corporation (a Houston-based real estate development and
                      investment firm) since 1981

------------------------

(1) Includes service both with the Company and Trimark Pictures, Inc., a California corporation ("Trimark") and a wholly-owned subsidiary of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES; DIRECTOR COMPENSATION

    All directors are elected annually and serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Directors of the Company who are not executive officers are entitled to receive a fee of $10,000 per year for serving on the Board of Directors, options to purchase 2,000 shares of Common Stock per year under the Company's Directors' Stock Option Plan and $1,000 for attendance at each committee meeting.

    During fiscal year 1996, the Board of Directors held three meetings and took action by unanimous written consent on two occasions. During fiscal year 1996, each director attended at least 75% of the total number of the meetings of the Board and of the committees of the Board on which such member serves.

    The Board of Directors has a standing Audit Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The functions of the Audit Committee are to review and approve the selection of, and all services performed by, the Company's independent accountants; to meet and consult with and to receive reports from, the Company's independent accountants and its financial and accounting staff; and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. During fiscal year 1996, the Audit Committee held one meeting.

    The Board of Directors has a standing Stock Option Plan Committee presently comprised of Matthew H. Saver and Tofigh Shirazi. The function of such committee is to administer the Company's Stock Option and Stock Appreciation Rights Plan described herein. During fiscal year 1996, the Stock Option Plan Committee held no meetings and took action by unanimous written consent on five occasions.

    The Board of Directors has a standing Compensation Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The function of such committee is to review, approve and recommend to the Board compensation for certain officers of the Company. During fiscal year 1996, the Compensation Committee held one meeting. The Company has no Nominating Committee.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid by the Company for its fiscal years ended June 30, 1996, 1995 and 1994 to its Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer at June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                ANNUAL COMPENSATION(1)        --------------------
                                          ----------------------------------        OPTIONS/            ALL OTHER
NAME AND PRINCIPAL POSITION               FISCAL YEAR  SALARY($)   BONUS($)         SARS(#)         COMPENSATION($)(7)
----------------------------------------  -----------  ----------  ---------  --------------------  ------------------
Mark Amin                                       1996   $  380,000  $  --              200,000           $   --
  Chairman of the Board and Chief               1995   $  380,000  $  --               --               $    2,780
  Executive Officer (2)                         1994   $  380,000  $  36,000           --               $   11,191

Richard S. Reisberg                             1996   $  262,500  $  --               --               $   --
  Former President and Chief Operating          1995   $  263,654  $  --              120,000               --
  Officer (3)                                   1994   $   --      $  --               --               $   --

Tim Swain,                                      1996   $  180,000  $  --               22,500           $   --
  Senior V.P., Domestic Distribution of         1995   $  176,942  $   4,000           --               $    2,780
  Trimark (4)                                   1994   $  147,356  $  20,000           22,500           $    6,497

Sergio Aguero                                   1996   $  166,666  $  --               36,000           $   --
  Executive V.P., International Sales of        1995   $  151,083  $   4,000           --               $    2,780
  Trimark (5)                                   1994   $  137,917  $  20,000           15,000           $    6,295

Andrew Hersh,                                   1996   $  161,950  $  --               --               $   --
  Former Senior V.P., Production of             1995   $  160,625  $   2,000           --               $    2,780
  Trimark (6)                                   1994   $  147,122  $  15,000           27,000           $    6,983

------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers of the Company, the value of which did not exceed the lesser of $50,000 or ten percent of the executive officer's cash compensation in the table.

(2) Mr. Amin has been Chairman of the Board of the Company since November 1988 and Chief Executive Officer of the Company since January 15, 1994. Mr. Amin is not operating under an employment agreement with the Company. Mr. Amin is being paid a salary at an annual rate of $380,000.

(3) The Company entered into a three-year employment agreement with Mr. Reisberg, effective August 15, 1994, with either party having the option to terminate the agreement after 12 months; provided, however, that if the Company terminated the agreement, Mr. Reisberg would be entitled to a severance payment of $125,000. Mr. Reisberg was entitled to receive an annual base salary of $300,000 during the first year, $330,000 during the second year, and $370,000 during the third year of the agreement. The agreement provided for annual incentive bonus payments of 5% of the Company's net after-tax earnings in excess of $2,510,000; provided, however, that no such bonus would be greater than his then annual salary. Mr. Reisberg departed as President and Chief Operating Officer of the Company on December 15, 1995.

(4) Trimark entered into a three-year employment agreement with Tim Swain effective August 8, 1996. Mr. Swain is entitled to receive an annual base salary of $200,000 during the first year, $215,000 during the second year and $230,000 during the third year of the agreement. The agreement provides that

    Mr. Swain will be eligible for a year-end bonus, for each fiscal year of the Company during the term in which the Company's pre-tax profits are greater than 6% of the Company's stockholders equity, equal to the aggregate of the following: 3.6% of the Company's pre-tax profits up to $6,666,666 and 1.8% of the Company's pre-tax profits in excess thereof up to $15,555,555. As an advance against such bonus, Trimark has agreed to pay Mr. Swain $65,000 for each wide-release film that is initially distributed by Trimark during an applicable year in which film rentals exceed Trimark's prints and advertising expenditure for such film. The parties have agreed that in no event will the aggregate of any bonus payments relating to any applicable fiscal year exceed $400,000. If Mr. Swain's employment is terminated other than for reasons of his breach, he will be entitled to be paid 50% of the remaining balance of his salary (100% in the event of a change of control of the Company) in accordance with its terms.

(5) Trimark entered into a three-year employment agreement with Mr. Aguero, effective September 16, 1995. Mr. Aguero is entitled to receive an annual base salary of $170,000 during the first year, $185,000 during the second year and $200,000 during the third year of the agreement. The agreement provides that Mr. Aguero will be eligible for a year-end bonus, in the discretion of Trimark's management. If Mr. Aguero's employment is terminated other than for cause, he will be entitled to be paid 50% of the remaining balance of his salary (100% in the event of a change of control of the Company) in accordance with its terms.

(6) Trimark entered into a two-year employment agreement with Andrew Hersh effective October 15, 1993. Mr. Hersh was entitled to receive an annual base salary of $150,000 during the first year and $165,000 during the second year of the agreement. The agreement provided that Mr. Hersh would be eligible for a year-end bonus, in the discretion of Trimark's management. Mr. Hersh departed as an officer of Trimark on February 2, 1996.

(7) Represents cash contributions by the Company to its 401(k) Plan for the account of the named individuals.

OTHER COMPENSATION ARRANGEMENTS

    During the fiscal year ended June 30, 1996 and currently Johan Wassenaar has provided services to the Company for a portion of his professional time as the Company's Secretary and Vice Chairman of the Board and similar services for affiliates of the Company. Mr. Wassenaar is compensated by the Company for his consulting services at the rate of $200 per hour. During the most recent fiscal year, the Company paid Mr. Wassenaar compensation of approximately $51,000. Although the Company has continued to utilize Mr. Wassenaar's consulting services, there is no contractual requirement to do so and no minimum or maximum annual compensation that may be paid to Mr. Wassenaar.

STOCK OPTIONS

    The following table sets forth information with respect to grants of options ("Options") to purchase Common Stock under the Company's Stock Option and Stock Appreciation Rights Plan (the "Plan") to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996. The Company did not grant any stock appreciation rights during such fiscal year.

              OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 1996

                                                                                              POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                      VALUE AT ASSUMED ANNUAL
                                  --------------------------------------------------------    RATES OF STOCK PRICE
                                                 % OF TOTAL                                 APPRECIATION FOR OPTION
                                   OPTIONS     OPTIONS GRANTED    EXERCISE OR                       TERMS(4)
                                   GRANTED     TO EMPLOYEES IN    BASE PRICE   EXPIRATION   ------------------------
NAME                               (#)(2)        FISCAL YEAR       ($/SH)(3)      DATE        5%($)        10%($)
--------------------------------  ---------  -------------------  -----------  -----------  ----------  ------------
Mark Amin (1)...................    200,000           58.6%          $5.00       1/30/2006  $  628,820  $  1,593,660

Richard S. Reisberg.............     --              --               --           --           --           --

Tim Swain (1)...................     22,500            6.6%          5.00        3/31/2004  $   70,742  $    179,286

Sergio Aguero (1)...............     15,000            4.4%         $6.875       3/31/2004  $   64,846  $    164,346
                                     21,000            6.1%         $6.875       8/10/2005  $   90,785  $    230,084

Andrew Hersh....................     --              --               --           --           --           --

------------------------

(1) Messrs. Amin, Swain and Aguero received their Options pursuant to the Stock Option and Stock Appreciation Rights Plan. The Options vest and become exercisable with respect to 33 1/3% of the shares on or about the first anniversary of the grant date (five months after the grant date as to Mr.
    Amin), and an additional 33 1/3% of the Options vest on each of the second and third anniversary of the initial vesting date if the optionee has remained employed by the Company until such date. The Options granted to Mr. Swain and 15,000 of the Options granted to Mr. Aguero represent amended Options. See "Ten-Year Option Repricings."

(2) The Options granted shall terminate three months after the termination of employment unless (i) such termination was by reason of death, in which case the Options shall be exercisable for one year after the date of termination of employment or (ii) such termination was for cause, in which case the Options shall terminate on the date of termination of employment. However, in no event will such Options be exercisable after ten years from the date of grant.

(3) All Options were granted at or above market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    The following table sets forth information with respect to the exercise of Options, ownership of Options and Option values as of June 30, 1996. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with Options.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1996
                       AND FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                        SHARES                       FISCAL YEAR-END(#)         FISCAL YEAR-END ($)*
                                       ACQUIRED        VALUE     --------------------------  --------------------------
NAME                                  ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Mark Amin..........................       --            --                0        200,000            0    $    76,000

Richard S. Reisberg................       --            --           40,000              0            0              0

Tim Swain..........................       --            --           39,000          7,500    $  22,820    $     2,850

Sergio Aguero......................       --            --           42,000         21,000    $  19,260              0

Andrew Hersh.......................        8,000     $   9,000            0              0            0              0

------------------------

* Represents the difference between the closing price of the Common Stock on June 28, 1996 ($5.38) and the exercise price of the Options, multiplied by the applicable number of Options.

    The following table provides information regarding all repricings of Options to purchase Common Stock held by any executive officer of the Company since June 1990, the date the Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           TEN-YEAR OPTION REPRICINGS

                                                                                                                    LENGTH OF
                                               NUMBER OF                                                            ORIGINAL
                                              SECURITIES       MARKET PRICE                                        OPTION TERM
                                              UNDERLYING        OF STOCK AT     EXERCISE PRICE                      REMAINING
                                             OPTIONS/SARS         TIME OF         AT TIME OF                       AT DATE OF
                                              REPRICED OR      REPRICING OR      REPRICING OR     NEW EXERCISE    REPRICING OR
NAME AND POSITION                  DATE       AMENDED(#)       AMENDMENT($)      AMENDMENT($)       PRICE($)      AMENDMENT(1)
-------------------------------  ---------  ---------------  -----------------  ---------------  ---------------  -------------
Tim Swain                          1/14/92        16,000         $    6.00         $    9.25        $    6.00        102 months
  Executive Vice                   1/20/93        16,000         $    5.00         $    6.00        $    5.00         90 months
  President, Domestic              1/30/96        22,500         $    5.00         $    9.25        $    5.00         98 months
  Distribution of Trimark

James E. Keegan                    1/14/92        30,000         $    6.00         $    9.25        $    6.00        102 months
  Senior Vice President--          1/20/93        30,000         $    5.00         $    6.00        $    5.00         90 months
  Finance and Chief                 5/5/95        27,000         $    6.75         $    9.25        $    6.75        107 months
  Financial Officer

Sergio Aguero                      8/10/95        15,000         $   6.875         $    9.25        $   6.875        103 months
  Executive Vice President,
  International Sales of
  Trimark

Roger A. Burlage                   1/14/92        88,538         $    6.00         $    7.06        $    6.00         84 months
  Former President

Barry M. Barnholtz                 1/30/96        10,000         $    5.00         $   7.625        $    5.00        105 months
  Senior Vice President

------------------------------

(1) See "Report of The Stock Option and Stock Appreciation Rights Plan Committee on Repricing of Options" and "Option Grants In The Fiscal Year Ended June 30, 1996" for additional information.

REPORT OF THE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN COMMITTEE ON
  REPRICING OF OPTIONS

    During fiscal 1996, the Stock Option and Stock Appreciation Rights Plan Committee considered the fact that a decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's Stock Option and Stock Appreciation Rights Plan (the "Plan") to Tim Swain, Sergio Aguero and Barry M. Barnholtz, three of the Company's and Trimark's executive officers, having exercise prices well above the recent trading prices for the Common Stock. The Committee was advised by senior management that management believed that the Company's total compensation package for such officers, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other entertainment companies with which the Company competes for executive talent.

    The Committee believed that (i) the Company's success in the future will depend in large part on its ability to retain a number of its highly skilled personnel, (ii) that competition for such personnel is intense, (iii) that the loss of key officers and employees could have significant adverse impact on the Company's business, and (iv) that it is important and cost-effective to provide equity incentives to employees and officers of the Company to improve the Company's performance and the value of the Company for its stockholders. On balance, considering all of these factors, the Committee determined it to be in the best interests of the Company and its stockholders to restore the incentive for such officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by repricing certain outstanding options under the Plan to an exercise price equal to the then current trading price. See "Ten-Year Option Repricings" table for further information concerning such repricing and the repricing to other officers since June 1990, when the Company became a reporting company under Section 12 of the Exchange Act.

                                          STOCK OPTION AND STOCK APPRECIATION
                                          RIGHTS PLAN COMMITTEE

                                          Matthew H. Saver

                                          Tofigh Shirazi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There are no reportable related party transactions.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

    Since May 1990, the Company has maintained a Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Plan currently provides for the grant of options to purchase up to 820,000 shares of the Company's Common Stock to officers, directors, key employees and consultants of the Company, and its subsidiaries. As of June 30, 1996, 183,994 shares remained available for grant under the Plan. In 1994 the Board of Directors and stockholders approved an amendment to the Plan limiting the number of shares subject to options and stock appreciation rights that may be granted annually to any participant to 200,000.

    The Plan is administered by the Stock Option Plan Committee (the "Option Committee") of the Board of Directors. The Option Committee is comprised of Messrs. Matthew H. Saver and Tofigh Shirazi. The Option Committee has the authority to determine to whom, and the time or times at which options and "stock appreciation rights" or "SARs" will be granted, the number of shares of Common Stock that comprise each option, the number of SARs, and the time or times at which each option or SAR granted under the Plan may be exercised, provided, however, that no option or SAR may be exercised later than 10 years after the date of grant.

    The Plan provides for the grant of both "incentive stock options" or "ISOs" and "non-qualified stock options" to acquire the Company's Common Stock. ISOs may only be issued to the Company's employees and non-qualified stock options may be issued to the Company's regular employees as well as its consultants and certain of its executive officers and directors. ISO's must be granted with an exercise price of no less than the fair market value of the Company's Common Stock at the time of grant, but if granted to stockholders owning at least 10% of the Company's Common Stock outstanding, such options will be granted at a price of at least 110% of the fair market value of such Common Stock at the time of grant. The exercise price for non-qualified stock options is determined by the Option Committee. The shares purchased upon the exercise of an option granted under the Plan are to be paid for: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of the Company's Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Option Committee, by a promissory note made by the optionee in favor of the Company upon terms and conditions to be determined by the Option Committee and secured by the shares issuable upon exercise of such option, or (v) any combination thereof.

    SARs granted under the Plan may, at the discretion of the Option Committee, enable the recipient upon exercise to receive payment in cash for increases in the market value of the Company's Common Stock from the date of grant (the "Initial Value") to the date of exercise. SARs may be issued to the Company's employees and certain of its executive officers and directors. A maximum of 820,000 SARs may be granted under the Plan, subject to reduction for any options outstanding under the Plan. A payment that represents appreciation of a SAR may be made in cash or in the Company's Common Stock. SARs may be granted in tandem with options under the Plan, in which event the exercise of one will extinguish the other. The Initial Value of SARs granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date the SAR is granted.

    Consideration for the options or SARs to be granted under the Plan is provided by the recipient's past, present and expected future contributions to the Company. No monetary consideration is provided by the recipient with respect to the grant of options or SARs.

    Except as otherwise provided by the Option Committee, no option or SAR granted under the Plan is transferable, except in the event of a recipient's death or permanent disability. ISOs may be exercised by the holder (a) while he is an employee of the Company or (b) within three months after termination of his employment if such termination is due to normal retirement or voluntary resignation if the Company's Board of Directors consents. In the event of a recipient's death or permanent disability, the recipient's ISOs may be exercised at any time prior to expiration of the ISOs, but in any event not later than one year after the date of his death or permanent disability. In the event of the recipient's death, the ISOs may be exercised by the person entitled to do so under the recipient's will or by the recipient's legal representative. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    Certain of the options granted by the Option Committee to date provide that such options shall become fully exercisable upon a "change of control" of the Company. A "change of control" is deemed to have occurred (i) upon approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities; or (ii) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then outstanding shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

    The Board of Directors or the Option Committee may at any time suspend or terminate the Plan except that (i) no such action may impair the rights of optionees under any option or stock appreciation right previously granted pursuant to the Plan and (ii) shareholder approval is required to effect any amendment to or change in the Plan that would: (a) increase the maximum number of shares which may be acquired pursuant to options, and the maximum number of stock appreciation rights, granted under the Plan (except as to adjustments for stock splits through a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction as provided in the
Plan); (b) change the minimum exercise price of an option or the Initial Value of a stock appreciation right; (c) increase the maximum number of options or stock appreciation rights issuable under the Plan; or (d) change the designation of persons eligible to receive options or stock appreciation rights under the Option Plan.

DIRECTORS' STOCK OPTION PLAN

    The Directors' Stock Option Plan ("Directors' Plan") was adopted by the Board of Directors of the Company in October 1993 and approved by the stockholders of the Company in November 1993. The purposes of the Directors' Plan are to enable the Company to attract and retain the services of non-employee and non-consultant members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Directors' Plan covers an aggregate of 40,000 shares of Common Stock and no options may be granted subsequent to January 14, 2003.

    The Directors' Plan provides that each non-employee, non-consultant director as of January 14, 1994 ("Effective Date") would receive an option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value as of such date. In addition, any person who is a non-employee/consultant director on an annual anniversary date of the Effective Date (including and terminating with the anniversary date in the year 2003) will receive an option to purchase 2,000 shares at the fair market value on that date, subject to the overall limit of the number of shares issuable under the Directors' Plan. The maximum term of each option is ten years from the date the option is granted. Each option vests fully upon the date of grant. The options are nontransferable, except by will or the laws of descent and distribution, and must be exercised by the optionee during the optionee's lifetime only by such optionee except that the optionee's estate may exercise the option immediately within one year of the optionee's death. Any outstanding option may be exercised within one year by an optionee who ceases to be a director by reason of disability and within three months by an optionee who ceases to be a director by reason of retirement. In the event an optionee ceases to be a director otherwise than by reason of death, disability or retirement, any outstanding option held by such optionee will terminate. The Board of Directors may suspend, discontinue, modify or amend the Directors' Plan in any respect except that the Board may not suspend, discontinue, modify or amend the Directors' Plan so as to adversely affect the rights of a participant with respect to any grants that have previously been made to such participant without such participant's approval. In addition, no amendment to or modification of the Directors' Plan which: (i) materially increases the benefits accruing to participants; (ii) except for certain changes in capital stock as a result of stock splits or other comparable transactions as set forth in Section 10 of the Directors' Plan, increases the number of shares that may be issued under the Directors' Plan; or (iii) modifies the requirements as to eligibility for participation under the Directors' Plan, will be effective without stockholder approval.

    The current directors of the Company eligible to participate in the Directors' Plan are Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. To date, Mr. Stulberg has received a grant, on January 14, 1994, to purchase 2,000 shares at $11.50 per share and each of Messrs. Stulberg, Saver and Shirazi received a grant, on January 14, 1995, to purchase 2,000 shares at $8.44 per share and a grant, on January 14, 1996, to purchase 2,000 shares at $5.25 per share.

    The Directors' Plan is not subject to ERISA and is not qualified under
Section 401(a) of the Code.

401(K) PLAN

    Effective as of January 1, 1990, the Company adopted its 401(k) Plan (the "Plan"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan was established to provide retirement and other benefits to employees of the Company. Full-time employees who have completed at least 6 months of service qualify for the Plan. Participants may designate up to 15% of their compensation to be contributed to the Plan on a pre-tax basis ("Employee Elective Contributions"). However, in no event shall the amount of Employee Elective Contributions exceed $7,000 multiplied by an adjustment factor as provided by the Secretary of the Treasury. Participants will be 100% vested in their Employee Elective Contributions (including earnings) at all times.

    The Company may make matching contributions to the Plan, to the extent permitted by law, on behalf of participants for whom Employee Elective Contributions are made. The amount of such matching contributions, if any, shall be determined by the Board of Directors of the Company; currently, the Company does not make a matching contribution. In addition to the matching contributions described above, the Board of Directors may determine each plan year to make discretionary profit sharing contributions on behalf of participants who meet certain eligibility requirements (i.e. continued employment for the entire plan year and completion of at least 1,000 hours of service during such year). The amount of such profit sharing contributions shall not, however, when added to the Company's matching contributions, exceed 15% of the compensation paid to employees. Participants will generally vest in the Company's contributions (including earnings) at the rate of 40% after the first year of service, 60% after the second year of service, 80% after the third year of service and 100% after the fourth year of service. All contributions by the Company and by participants are held in a trust fund and are being invested at the discretion of a trustee.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year July 1, 1995 through June 30, 1996. All of these filing requirements were satisfied by its directors, officers and ten percent holders, except that (i) Johan A. Wassenaar, Vice Chairman of the Board of Directors, Secretary and a director of the Company, filed late four reports relating to four transactions involving sales of Common Stock; (ii) Barry M. Barnholtz, Senior Vice President of the Company, filed late three reports relating to three transactions involving sales of Common Stock; and (iii) Andrew Hersh, former Senior Vice President--Production of Trimark, filed late two reports relating to two transactions involving sales of Common Stock. In making these statements, the Company has relied on the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The members of the Stock Option and Stock Appreciation Rights Plan Committee are Matthew H. Saver and Tofigh Shirazi. Messrs. Stulberg, Saver and Shirazi are directors of the Company. No member of the Compensation Committee or Stock Option and Stock Appreciation Rights Plan Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

         COMPENSATION COMMITTEE AND STOCK OPTION AND STOCK APPRECIATION
             RIGHTS PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews, approves and recommends to the Board of Directors compensation for the Company's Chairman of the Board and Chief Executive Officer, Senior Vice President and the Chief Financial Officer. The Stock Option and Stock Appreciation Rights Plan Committee administers the Company's Stock Option and Stock Appreciation Rights Plan.

    The Company's policies underlying compensation decisions are designed to attract and retain the best possible executive talent, to motivate Company executives to achieve the Company's goals, to link executive and stockholder interests through equity based compensation plans and to formulate compensation packages that recognize individual contributions. Certain of the Company's executive officers are currently employed pursuant to employment agreements, some of which are described under "Executive Compensation and Related Matters." One such employment agreement was entered into during fiscal 1996 and its principal terms were reviewed by the Compensation Committee during such year.

    In establishing executive compensation, the Compensation Committee, based on review and recommendation of executive performance by the Chief Executive Officer, evaluates individual performance as it impacts overall Company performance, with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals. The Compensation Committee attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. No specific weighting is assigned by the Compensation Committee to any of the foregoing factors considered in determining compensation paid to the Chief Executive Officer or other executive officers, although the principal factor in setting compensation for persons other than the Chief Executive Officer is the recommendation of the Chief Executive Officer, which recommendation may be based on subjective factors, such as his perception of the particular executive's overall performance.

    In 1993, Congress enacted the Omnibus Reconciliation Act of 1993 (OBRA) which, among other things, establishes certain requirements in order for compensation exceeding $1,000,000 earned by certain senior executives to be deductible. Although the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Company currently intends to attempt to conform executive compensation programs and payments to OBRA's deductibility requirements. Accordingly, the Board of Directors has established certain restrictions on the granting of options or other awards under the Company's Stock Option and Stock Appreciation Rights Plan to assist in qualifying such compensation for an exemption. See "Executive Compensation and Related Matters--The Company's Stock Option and Stock Appreciation Rights Plan." The Board of Directors does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

    The key elements of an executive's compensation consist of base salary, and, as to certain executives, a contractual bonus award and stock compensation, such as stock options. These items are discussed in more detail in the following sections of this Report.

    (a) Base Salary

    The Company compensates its executive officers primarily through salaries. As described above, based on the factors described therein, the Compensation Committee reviews certain officers salaries, including Mr. Amin's (the Chief Executive Officer), on an annual basis. Mr. Amin was paid an annual salary of approximately $380,000 in fiscal 1996 which was the same salary paid during the prior year. The Compensation Committee believed no increase was appropriate in light of the decrease in the Company's earnings in fiscal 1996. Neither Mr. Amin nor the Compensation Committee believed an employment agreement was necessary.

    (b) Bonus

    The Company's senior executives and employees are eligible to receive a cash bonus. Subject to negotiated and fixed contractual bonus provisions contained in certain executives' employment agreements, the amount of bonuses and their distribution is discretionary, and the general practice is that such bonuses are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. For fiscal 1996, none of the executive officers named in the Summary Compensation Table received a bonus. Mr. Amin did not receive a bonus in light of the decrease in the Company's earnings in fiscal 1996.

    (c) Stock Based Compensation

    Under the Stock Option and Stock Appreciation Rights Plan which was approved by the stockholders in 1990, stock based compensation in the form of stock options and stock appreciation rights may be granted to directors, officers and key employees of the Company. During fiscal 1996, only stock options were granted under the Plan. The purpose of equity participation is to further align the interests between executive officers and the stockholders in the Company's growth in real value over the long term.

    STOCK OPTIONS

    Stock options, which are exercisable for ten years from the date of grant, have an exercise price equal to the closing market price (NASDAQ/National Market) of the Company's Common Stock on the date of grant and vest in varying increments over periods ranging from the grant date to (more typically) three years. This approach is designed to provide an incentive to create stockholder value over the longer term, since the full benefit of the stock option compensation package generally cannot be realized unless stock appreciation occurs over several years.

    The Stock Option and Stock Appreciation Rights Plan Committee determines the number of options to be granted based principally upon the recommendation of the Chief Executive Officer whose recommendation in turn is based on his subjective analysis of individual performance, responsibility, the executive's other compensation (including prior grants of options, if any) and the executive's retention value to the Company. No specific weighting is assigned to these factors.

    In fiscal 1996, Mr. Amin was granted options to purchase 200,000 shares of Common Stock under the Plan, vesting in one-third increments with the first vesting date commencing five months after the grant date and subsequent vestings in one year intervals thereafter. The exercise price of the options was at fair market value on the date of grant. The options were granted in light of the fact that Mr. Amin had not received an increase in salary in several years as well as to provide additional incentive to enhance the Company's stock performance. Certain other executive officers, including two executive officers named in the Summary Compensation Table, were granted options in fiscal 1996 or had options repriced. See "Option Grants in the Fiscal Year Ended June 30, 1996," "Ten-Year Option Repricings" and "Report of the Stock Option and Stock Appreciation Rights Plan Committee on Repricing of Options."

    The foregoing report of the Compensation Committee and the Stock Option and Stock Appreciation Rights Plan Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee                         Stock Option and Stock Appreciation
                                               Rights Plan Committee

Gordon Stulberg, Chairman                      Matthew H. Saver
Matthew H. Saver                               Tofigh Shirazi
Tofigh Shirazi

                               STOCK PERFORMANCE

    Set forth below is a graph comparing, for the last five fiscal years, the yearly cumulative total stockholder return on the Common Stock, with the yearly cumulative total return on (a) the NASDAQ Stock Market (U.S. Companies) Index and (b) an index comprised of the common stock of two independent companies in the motion picture industry (the "Peer Index"). The common stocks of the following companies, which have been market value weighted annually, are included in the Peer Index: The Samuel Goldwyn Company and Live Entertainment Inc. Last year, Prism Entertainment Corp. was in the Peer Index, but stock quotations are no longer available for such company.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG TRIMARK HOLDINGS, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              TRIMARK HOLDINGS, INC.       PEER GROUP         NASDAQ STOCK MARKETUS
6/91                                100              100                            100
6/92                                106               12                            120
6/93                                212                8                            151
6/94                                200                9                            153
6/95                                176                7                            204
6/96                                126                5                            261

------------------------
* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX--
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                                   PROPOSAL 2
                       RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1997. Price Waterhouse LLP, the Company's accountants for the fiscal year ended June 30, 1996, performed audit services for fiscal year 1996 which included the examination of the consolidated financial statements of the Company and services relating to filings with the Securities and Exchange Commission. All professional services rendered by Price Waterhouse LLP during fiscal year 1996 were furnished at customary rates and terms.

    Representatives of Price Waterhouse LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    Stockholders are being asked to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1997. Ratification of the proposal requires the affirmative vote of a majority of the Company's shares of Common Stock represented and voting at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1996 accompanies this Proxy Statement. The Annual Report includes consolidated financial statements of the Company and its subsidiaries and the report thereon of Price Waterhouse LLP, independent accountants.

    UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 2644 30TH STREET, SANTA MONICA, CALIFORNIA 90405-3009, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                           PROPOSALS OF STOCKHOLDERS

    Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to July 2, 1997. It is suggested that such proposals be sent by Certified Mail--Return Receipt Requested.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                                          TRIMARK HOLDINGS, INC.

                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Dated: October 18, 1996

                             TRIMARK HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 22, 1996

    The undersigned stockholder of Trimark Holdings, Inc. (the "Company") hereby nominates, constitutes and appoints Mark Amin and Johan A. Wassenaar, and each of them, the agent and proxy of the undersigned, each with full power of substitution to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on November 22, 1996 at 9:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

    1. THE ELECTION OF DIRECTORS: Electing Mark Amin, Johan A. Wassenaar, Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

              AUTHORITY GIVEN  / /        AUTHORITY WITHHELD  / /

    (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "AUTHORITY GIVEN" box; to withhold authority for any individual nominee check the "AUTHORITY GIVEN" box and cross out the name of the Individual above; to withhold authority for all nominees check the "AUTHORITY WITHHELD" box.)

    2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS: Approving the selection of Price Waterhouse LLP to serve as independent accountants of the Company for the fiscal year ending June 30, 1997.

                    FOR  / /    AGAINST  / /    ABSTAIN  / /

    3. OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND A VOTE OF "FOR" ON PROPOSAL 2. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                     (Please Sign and Date the Other Side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

    PLEASE SIGN AND DATE BELOW.
                                                 DATED: ________________________
                                                 I DO ____ DO NOT ____ EXPECT TO
                                                 ATTEND THE MEETING.
                                                 _______________________________

                                                   (SIGNATURE OF STOCKHOLDER)
                                                 _______________________________

                                                   (SIGNATURE OF STOCKHOLDER)

                                                 (PLEASE DATE THIS PROXY AND
                                                 SIGN YOUR NAME AS IT APPEARS ON
                                                 THE STOCK CERTIFICATE.
                                                 EXECUTORS, ADMINISTRATORS,
                                                 TRUSTEES, ETC. SHOULD GIVE
                                                 THEIR FULL TITLE. ALL JOINT
                                                 OWNERS SHOULD SIGN.)